UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2019 (the “Effective Date”), RespireRx Pharmaceuticals Inc. (the “Company”) and EMA Financial, LLC (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”) by which the Lender provided a sum of $58,250 (the “Consideration”) to the Company, in return for a convertible note (the “Note”) with a face amount of $60,000, a common stock purchase warrant (the “Warrant”) for 175,000 shares of the Company’s common stock (“Common Stock”), 10,000 shares (the “Commitment Shares”) of Common Stock as a commitment fee, and the Confession of Judgment (as defined below), among other agreements and obligations. The net proceeds of the Consideration, which were received by the Company on October 28, 2019 and which will be used for general corporate purposes, equal $54,500 after payment of $2,750 in Lender’s legal fees and the withholding by Lender of $1,000 in diligence fees. Under the terms of the SPA and the Note, the Lender paid the Consideration, less fees as noted above, at closing.

The Note obligates the Company to pay by July 22, 2020 (the “Maturity Date”) a principal amount of $60,000 together with interest at a rate equal to 10% per annum, which principal exceeds the Consideration by the amount of an original issue discount of $1,750. Any amount of principal or interest that is not paid by the Maturity Date would bear interest at the rate of 24% from the Maturity Date to the date such amount is paid. The Lender may extend the Maturity Date to up to one year following the date of the original Maturity Date upon giving written notice to the Company.

The Lender has the right, in its discretion, at any time, to convert any outstanding and unpaid amount of the Note into shares of Common Stock or securities convertible into Common Stock, provided that such conversion would not result in the Lender beneficially owning more than 4.99% of Common Stock. Subject to certain limitations and adjustments as described in the Note and unless an Event of Default has occurred, the Lender may convert at a per share conversion price equal to the lower of (i) the lowest closing price during the preceding twenty Trading Day (as defined in the Note) period ending on the latest complete Trading Day prior to the Issue Date of the Note, or (ii) 60% of the lowest traded price (with respect to a trade of at least 100 shares of Common Stock) for Common Stock on the Principal Market during the twenty consecutive Trading Days on which at least 100 shares of Common Stock were traded including and immediately preceding the date of such conversion. Upon such conversion, all rights with respect to the portion of the Note being so converted terminate, except for the right to receive Common Stock or other securities, cash or other assets as provided in the Note due upon such conversion.

The Company may prepay the outstanding principal amount under the Note during the initial 60 calendar day period after the Effective Date, by making a payment to the Lender of an amount in cash equal to 115% multiplied by the outstanding principal amount, plus accrued and unpaid interest, any default interest on those amounts and any other amounts due under the SPA, subject to the Company providing prior written notice to the Lender. The Company may prepay the outstanding principal amount under the Note during the period from the 61st through the 120th calendar day following the Effective Date, by making a payment to the Lender of an amount in cash equal to 125% multiplied by the outstanding principal amount, plus accrued and unpaid interest, any default interest on those amounts and any other amounts due under the SPA, subject to the Company providing prior written notice to the Lender. The Company may prepay the outstanding principal amount under the Note during the period from the 121st through the 180th calendar day following the Effective Date, by making a payment to the Lender of an amount in cash equal to 130% multiplied by the outstanding principal amount, plus accrued and unpaid interest, any default interest on those amounts and any other amounts due under the SPA, subject to the Company providing prior written notice to the Lender. The Company may not prepay any amount outstanding under the Note after the 180th calendar day following the Effective Date.

The SPA includes: (1) a prohibition on the Company incurring liability for borrowed money outside the ordinary course of business; (2) right of first refusal in favor of Lender with respect to any further offerings by the Company of its securities; (3) an automatic adjustment to the terms of the SPA and related documents to the terms of a future financing if those terms are more beneficial to an investor than the terms of the SPA and related documents are to the Lender; (4) a right of the Lender to compel redemption upon certain conditions; (5) a right of the Lender to purchase a subsequent note up to the amount of and with substantially the same terms as the Note and the SPA; and (6) certain registration rights. In addition, the Note prohibits the Company from selling, leasing, or otherwise disposing of a significant portion of its assets outside the ordinary course of business.

The Warrant is a common stock purchase warrant to purchase 175,000 shares of Common Stock, for value received in connection with the issuance of the Note, from the date of issuance of the Warrant until the five-year anniversary thereof, at an exercise price of $0.50 (subject to adjustment as provided therein) per share of Common Stock.

Additionally, the Company provided a confession of judgment (the “Confession of Judgment”) in favor of the Lender for the amount of the Note plus fees and costs, to be filed pursuant to the terms and conditions of the SPA and the Note.

The Note and the shares of Common Stock issuable upon conversion thereof are offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 promulgated by the SEC under the 1933 Act. Pursuant to these exemptions, the Lender represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Note, the Warrant and the additional associated documents do not purport to be complete. The descriptions of the SPA, the Note, and the Warrant are qualified in their entirety by reference to the SPA, the Note, and the Warrant, which are included as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Securities Purchase Agreement, dated October 22, 2019, between RespireRx Pharmaceuticals Inc. and EMA Financial, LLC.
99.2	10% Convertible Note, dated October 22, 2019.
99.3	Common Stock Purchase Warrant, dated October 22, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2019	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer